UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

DCA Asset Management, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-2823100
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8217 East Spanish Boot Road, Carefree, AZ	85377-5408
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number including area code:

Securities to be registered pursuant to Section 12(b) of the Act:

None	None
(Title of class)	Name of each exchange on which each class is to be registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001	None
(Title of class)	Name of each exchange on which each class is to be registered

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐	Large accelerated filer	☐	Accelerated filer
☐	Non-accelerated filer (Do not check if a smaller reporting company)	☒	Smaller reporting company

The Company qualifies as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act.

EXPLANATORY NOTE

DCA Asset Management, Inc. is filing this General Form for Registration of Securities on Form 10, or this “registration statement,” to register its common stock, par value $0.0001 per share (“Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934. Unless otherwise mentioned or unless the context requires otherwise, when used in this registration statement, the terms “Company,” “we,” “us,” “our” and “DCA” refer to DCA Asset Management, Inc.

JUMPSTART OUR BUSINESS STARTUPS ACT

The Company qualifies as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act (the “JOBS Act”) as we do not have more than $1,000,000,000 in annual gross revenue and did not have such amount as of December 31, 2017, our last fiscal year. We are electing to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

We may lose our status as an emerging growth company on the last day of our fiscal year during which (i) our annual gross revenue exceeds $2,000,000,000 or (ii) we issue more than $2,000,000,000 in non-convertible debt in a three-year period. We will lose our status as an emerging growth company if at any time we are deemed to be a large accelerated filer. We will lose our status as an emerging growth company on the last day of our fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

As an emerging growth company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) and Section 14A(a) and (b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such sections are provided below:

Section 404(b) of the Sarbanes-Oxley Act requires a public company’s auditor to attest to, and report on, management’s assessment of its internal controls.

Sections 14A(a) and (b) of the Exchange Act, implemented by Section 951 of the Dodd-Frank Act, require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation.

As long as we qualify as an emerging growth company, we will not be required to comply with the requirements of Section 404(b) of the Sarbanes-Oxley Act and Section 14A(a) and (b) of the Exchange Act.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This following information specifies certain forward-looking statements of management of our Company. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms, or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements.

The market data and other statistical information contained in this registration statement are based on internal Company estimates of our past experience in the industry, general market data, and public information which was not commissioned by us for this filing.

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ITEM 1.	BUSINESS.

Corporate History

Our Company previously existed as Apex 9 Inc. In April of 2017, Du Lac Capital Assets, Inc. (“Du Lac”) purchased a controlling interest in our Company and we changed our name to DCA Asset Management, Inc. At all times, including at all times prior to April of 2017, our Company has operated as a shell corporation with no material operations. Under prior management, our Company became delinquent in making certain required filings with the Commission under the Exchange Act. In fact, under prior management, our Company did not file any periodic reports with the Commission since the period ended June 30, 2015. Recently, we entered into an agreement with the Commission providing that the registration of each class of our securities registered pursuant to Exchange Act would be revoked.

Business Overview

General

We are an investment company, specializing in asset management and investment banking services. We are not subject to the Investment Company Act of 1940, as amended ( the “Investment Company Act”), as our primary business is not passive investment in equity of other entities in a fund offering and maintaining pooled investment funds. We believe that we are positioned uniquely to drive returns through our access to proprietary private market investment opportunities, while minimizing risk by diversifying our portfolio with investments across additional asset classes. Our initial strategy is to provide investment banking services and/or upfront capital to investments that fit our criteria, which includes: (a) early stage and seed investment companies; (b) developing technologies; and (c) cash flow oriented asset classes that preserve principal and also supplement our focus on investing in growth companies. We believe that the experience of our management team and outside advisors will be key to our ability to have access to deal flow and to evaluate and implement our investment strategy. Overall, our due diligence, diversification, and risk management will be the key tenets and foundation of our investment approach. We aim to provide compelling risk-adjusted returns and anticipate the potential of a liquidity event over a period of time in connection with our investments.

Venture Capital and Developing Technologies

We anticipate that one of our competitive advantages will be our access to private market opportunities and developing technologies. We anticipate pursuing early and seed stage investments, which are not available to the general public. We believe that these opportunities will allow us, as an early investor, to target the lowest cost per share purchase price and to provide advisory services in exchange for a fee and/or equity compensation. We project that such private market opportunities will include, without limitation, the following: commercializing patented technologies; developing licensed-based strategies for technologies or going concerns; integrating technologies or intellectual property into new form factors (i.e., software to hardware implementations); developing merger and acquisition strategies for early stage industry disruptors and aggregators; and providing liquidity opportunities for technologies or companies by structuring sophisticated public offering strategies. Our proposed investment banking and advisory services will include: deal sourcing; research; valuation advisory; competitive analysis; fundraising; incorporation and deal documentation (i.e., private placement memorandum, presentation decks, etc.); and related other services. We anticipate that our deal flow initially will be provided by: (a) executive contacts; (b) our strategic alliance with Advanced Business Strategies, LLC (“ABS”) (See “Directors and Executive Officers”); (c) future work with various angel organizations and seed funding sources; (d) unique access to certain university technology centers in the Southwestern and Midwestern United States; and (e) other networks. We seek to mitigate the risk associated with our early stage investments by structuring contracts so that we can retain certain rights to assets of the investment (i.e., patents, technologies, infrastructure, etc.) and/or obtain some sort of collateralization in the form of equity.

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Currently, we are engaged in discussions involving potential investments that would be considered early and seed stage, where we may commit capital for investment in a founders’ round and/or take a seat on the Board of Directors of a company.

Capital Allocation Across Other Asset Classes

A second strategy that we seek to implement will be to allocate our capital across other asset classes, with a focus on cash flow, principal maintenance, and growth. In connection with our pursuit of achieving compelling risk-adjusted returns, we anticipate supplementing our investments in private market opportunities as described above, by allocating capital as follows:

1. General Public Market Opportunities (Individual Securities, Exchange Traded Funds (“ETFs”), Mutual Funds): We may choose to invest concentrated positions in individual securities, such as equities or fixed income, derivatives, or ETFs. We may form, purchase, invest in, and manage mutual funds. Such funds may pursue investment opportunities in public or private companies throughout the United States and the world, and in any asset class and investment category. While we will seek to maintain a broad mutual fund scope, particular investment interests may include specialized mutual funds and potentially the individual investments noted in fund literature. Investments may include both debt and equity mutual funds. Across all of the opportunities described above, we may also form a fund of funds that invests, given certain criteria, in fund managers.

2. Later Stage Private Equity / Venture Capital: We may also form, purchase, invest in, and manage certain private equity funds. In our private equity investments, we anticipate selecting, evaluating, structuring, negotiating, executing, managing, and exiting investments, as well as pursuing operational improvements and value creation.

3. Real Estate: We are aware of certain opportunities in Arizona, and in the Southwestern United States, in the real estate asset class. We have many professional contacts that could provide investment options in direct, fund, or partnership vehicles for growth and lending. We may additionally review the national market and the publicly traded markets for valuation and income allocations.

4. Hedge Funds: We may form, purchase, invest in, and manage hedge funds. We may undertake hedging strategies directly with our own capital or through one or more funds we sponsor. We may utilize leverage in connection with such investments.

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5. Distressed Company Investments (Equity/Debt): We may invest in companies that we deem are fundamentally stable, as determined by balance sheet, cash flow, and industry analysis, but have undertaken significant leverage, experienced credit rating declines, and/or realized a sudden decline in operating metrics challenging their ability to meet interest payments. We anticipate assessing such opportunities on a deal by deal basis and anticipate that we will explore options with both public and private companies.

6. Proprietary Trading: We may utilize our own capital for proprietary trading within our own corporate accounts, taking advantage of perceived market opportunities. Asset classes for such trading may include stocks, bonds, options, currencies, and commodities, among others.

Our Current Investments

As of the date of this Form 10, we have made and hold five investments. A brief summary of the business model of each such investment is set forth below:

1.	myCOI, LLC. myCOI is an early-stage software platform that automates the collection, validation, and tracking of certificates of insurance.
2.	Coolfire Solutions, Inc. Coolfire Solutions is a mobile software solution that works on the edge to produce real-time solutions to help field operations personnel communicate and share data.
3.	Energy Alliance Technology Company. Energy Alliance is a product development company that produces emissions-reducing formulations for fossil and bio-based fuel enrichment.
4.	NextLeaf Solutions Ltd. NextLeaf is a cannabis processing solutions company that has developed proprietary technology that helps licensed producers and micro-cultivators extract and refine cannabis distillate oil.
5.	LawLytics, Inc. LawLytics is an early stage DIY legal marketing SaaS platform that provides small law firms and sole practitioners with the ability to build a website and manage content. Its current platform functionality includes: website publishing, built-in blogs, reporting, web forms, reviews, social media, and local marketing.

Investment Banking and Advisory

In addition to private market advisory opportunities, over time our Company may provide certain investment banking and advisory services to companies across all stages of the business cycle and of various sizes. Our services would include, among other things: deal sourcing; research; valuation; competitive analysis; fundraising; incorporation and deal documentation (i.e., private placement memorandum, presentation decks, etc.); and other related services.

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Other Asset Investments

From time to time, we may choose to purchase shell corporations, patents, brands, trademarks, websites, and/or other assets that are priced at what our management team deems to be a discounted value. We may choose to further capitalize the asset, sell the asset to another purchaser for cash flow, combine the asset with other portfolio assets, or proceed with other strategies for the purchased assets as we deem appropriate.

Our Due Diligence Process

We anticipate implementing a thorough, proprietary, and efficient due diligence process in connection with our proposed investments. We plan to maintain a rigorous investment process across all of our accounts, funds, and other investment vehicles. We anticipate pursuing a generalist approach, remaining agnostic to industries, in order to capture better opportunities across all asset classes. We intend to utilize platforms and market industry services to assess market size and potential growth characteristics, access industry experts for further knowledge of a particular industry or company, perform traditional financial statement and competitive analysis, and test non-traditional methodologies. We anticipate that non-traditional methodologies will include, without limitation: (a) automating portions of the research process; (b) utilizing optimization and simulation modeling to assess micro and macro opportunities/trends/valuations; and (c) blending insights from both public and private market perspectives.

Our Management Team and Advisors

We anticipate capitalizing on the capabilities and experience of our management team, Board of Directors, and outside investment banking advisor. See “Management and Board of Directors.” Our Chief Executive Officer, Anthony J. Iarocci, Jr., has 38 years of experience in wealth management. For 30 years, Mr. Iarocci served as a Vice President, Senior Vice President, and principal with Wedbush Securities. He has maintained a consistent portfolio management style, is considered a generalist, and has experience in trading and analyzing securities, management teams, and fund managers. Our Board of Directors member Michael J. Schnaus has over 33 years of mergers and acquisition and business development experience, working with and performing due diligence on companies of all sizes. Additionally, we anticipate working in close connection with Kim Southworth of Advanced Business Strategies, LLC, to obtain ongoing access to deal flow at attractive entry level prices per share and to build-out our investment banking services. We believe that Mr. Southworth’s business and access to deal flow will give our Company the ability to pursue unique private market opportunities. Moreover, our Vice President – Investment Analytics, Molly M. Iarocci, has five years of investment banking research experience with Stifel Nicolaus and exposure to the impact of analytics in industry. We believe that Ms. Iarocci’s capabilities will broaden the analysis performed on the investments made by our Company and we anticipate that she will be influential on the build-out of our database system.

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Employees

As of August 1, 2018, we have two full time employees, including management. We consider our relations with our employees to be good.

Reports to Security Holders

You may read and copy any materials the Company files with the Commission in the Commission’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

ITEM 1A.	RISK FACTORS.

RISK FACTORS

The statements contained in or incorporated into this Form 10 that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition, or results of operations could be harmed. In that case, the value of our Common Stock could decline, and an investor in our securities may lose all or part of their investment.

Risks Related to our Business

Limited Operating History

Our Company previously existed as Apex 9, Inc., which at all times was a corporate shell company that was not engaged in operations. In April of 2017, Du Lac purchased a controlling interest in our Company. Although Du Lac seeks to commence operations through our Company, no material operations have been operated through our Company as of the date of this Form 10. As we have no material operating history or revenue and limited assets, there is a risk that we will be unable to continue as a going concern and ultimately effectuate our investment strategy. We have had no recent operating history nor any revenues or earnings from operations since inception. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least for the foreseeable future. We can make no assurances that we will be able to effectuate our investment strategies or otherwise to generate sufficient revenue to continue operations.

Our estimates of capital, personnel, equipment, and facilities required for our proposed operations are based on certain other existing businesses operating under projected business conditions and plans. We believe that our estimates are reasonable, but it is not possible to determine the accuracy of such estimates at this point. In formulating our business plan, we have relied on the judgment of our officers and directors and their experience in developing businesses. We can make no assurances that we will be able to obtain sufficient financing or implement successfully the business plan we have devised. Further, even with sufficient financing, there can be no assurance that we will be able to operate our business on a profitable basis. We can make no assurances that our projected business plan will be realized or that any of our assumptions will prove to be correct.

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Negative Cash Flow

We expect to generate operating losses and experience negative cash flow for the immediate future and it is uncertain whether we will achieve future profitability. We expect to continue to incur operating losses until such time, if ever, as we are able to achieve sufficient levels of revenue from our investments and services rendered. Our ability to commence revenue operations and achieve profitability will depend upon revenue received primarily from investments or otherwise through services that we render. There can be no assurance that we will ever achieve profitability. Accordingly, the extent of future losses and the time required to achieve profitability, if ever, cannot be predicted at this point.

Our Investment Strategy May Not Succeed

The nature of our investment strategy is highly speculative. The success of our investment strategy will depend, to a great extent, on our operations, financial condition, and our management’s ability to identify successful investment opportunities. Moreover, our success will depend on, among other things: (a) the availability of suitable opportunities; (b) the level of competition from other companies that may have greater financial resources than we have; (c) our ability to value potential investment opportunities accurately and to negotiate acceptable terms for those opportunities; (d) our ability to obtain requisite approvals and licenses from relevant governmental authorities and to comply with applicable laws and regulations without incurring undue costs and delays; and (e) our ability to identify and enter into mutually beneficial relationships with venture and other partners. We can make no assurances that we will be able to engage in a successful investment strategy or otherwise to generate profits through our investments or otherwise.

Dependence on Key Personnel

Our success will depend, in large part, on the skill, expertise, and acumen of Anthony J. Iarocci, Jr., and Michael J. Schnaus, who are our sole directors. There is no requirement that Messrs. Iarocci and Schnaus allocate a specific amount of time to our Company. We have not entered into any written employment or similar agreements with either Mr. Iarocci or Mr. Schnaus and are not expected to do so in the foreseeable future. If either Mr. Iarocci or Mr. Schnaus ceases to participate in our Company’s activities for any reason, our Company’s ability to select attractive investments could be impaired severely. Our future success also depends on our ability to attract, train, retain, and motivate other highly qualified sales, technical, and managerial personnel. Competition for such personnel is intense and we may not be able to attract, train, retain, or motivate such persons in the future.

We are currently a party to a two-year Employment Agreement with Molly M. Iarocci. Under the terms of such Employment Agreement, Ms. Iarocci will manage and oversee all of our investment and financial analytics duties and all of our investment banking strategies and duties, including managing all investment due diligence and sourcing deal flow on behalf of our Company. We believe that our success will depend, in part, on the skill and experience of Ms. Iarocci. Even though Ms. Iarocci’s Employment Agreement with our Company is for a period of two-years, we can make no assurances that she will remain with our Company for such period of time or for any period thereafter.

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Our Chief Executive Officer, Anthony J. Iarocci, Jr., will have exclusive and absolute discretion and authority to manage and control our Company’s day-to-day business and affairs. Our Board of Directors will have the unrestricted right to select our Company’s investments and to determine the amount of funds to be used for each purpose. Our Board of Directors may exercise this discretion and authority conditionally or unconditionally, arbitrarily, or inconsistently in varying or similar circumstances, without accountability to our Company or any of our stockholders.

Prior Performance of our Management Team

Our success will depend, in large part, on the skill, expertise, and acumen of Anthony J. Iarocci, Jr., and Michael J. Schnaus, who are our sole directors. Although Messrs. Iarocci and Schnaus have in the past operated or otherwise been affiliated with prior successful companies, we can make no assurances that they will be able to duplicate prior levels of success. Any prior performance that Messrs. Iarocci and Schnaus may have had in operating or working with other ventures was obtained under different market conditions and in different contexts. There can be no assurance that Messrs. Iarocci and Schnaus will be able to duplicate any prior levels of performance or success. Moreover, we have not disclosed material facts regarding the prior performance of Messrs. Iarocci and Schnaus in this Form 10 or the market conditions relating to such performance.

Control by Du Lac

Du Lac is the beneficial owner of a controlling interest in our outstanding equity securities. Du Lac is controlled by its two directors – Anthony J. Iarocci, Jr., and Michael J. Schnaus – both of whom are our sole directors. Because of its ownership of shares of our Company, Du Lac has the ability to control substantially all matters submitted to our stockholders for approval, including, without limitation: (a) the election of our directors; (b) the removal of our directors; and (c) an amendment to our charter documents. We can make no assurances that Du Lac will always act in the best interests of all stockholders of our Company or that the interests of Du Lac do not conflict with the interests of other stockholders of our Company.

Investment Risks

Assessing the values, strengths, and weaknesses of our investments is complex and the outcome is not certain. Many organizations managed by competent individuals have been unsuccessful. Neither our Chief Executive Officer nor the other members of our management team or Board of Directors can make any assurances that we will succeed in investing in profitable investments or ventures. Our investment portfolio may not generate any income or appreciate in value. We can make no assurances that our investments will be profitable and there is a substantial risk that our investments will not result in a profit to our stockholders.

Members of our management team and Board of Directors can never learn all relevant information regarding a fund, security, company, or business. Further, such individuals may misinterpret or incorrectly analyze third party information they obtain about a potential investment. These and other factors may cause our Company to: (a) make investments at times that will lead to losses for our Company and may cause stockholders to lose a significant portion of their investment in our Company; or (b) refrain from making investments in particular companies at times that would have resulted in gains or profits for our Company.

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Dependence on Third Party Information

Before making an investment, our management team generally will conduct due diligence. In conducting due diligence and making an assessment regarding a potential investment, our management team will rely on the resources available to it, including information from third party sources. Certain of the factual statements provided by third parties and relied upon by our management team will be based upon information from various sources believed by our management team to be reliable. We will not always independently verify any of such information and will have no liability for any inaccuracy or inadequacy thereof. Further, our management team will not always be in a position to confirm the completeness, genuineness, or accuracy of such information and data, and in some cases, complete and accurate information will not be readily available. No party (including legal counsel to our Company) has been engaged to verify the accuracy or adequacy of any of the factual statements provided by such third parties. The due diligence that our management team carries out with respect to any potential investment may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. Moreover, such an investigation will not necessarily result in the investment being successful.

Variable Revenue, Net Income, and Cash Flow

We expect that our revenue, net income, and cash flow will be highly variable. Our trading activities may not be consistently profitable, or be profitable at all. We may also experience fluctuations in our results, including our revenue and net income, from quarter to quarter due to a number of other factors, including changes in the values of our investment accounts, funds’ investments, changes in the amount of distributions, dividends, or interest paid in respect of investments, changes in our operating expenses, the degree to which we encounter competition, and general economic and market conditions.

Even if an investment proves to be profitable, it may be several years before any profits can be realized in cash (or other proceeds). We cannot predict when, or if, any realization of investments will occur. If we were to have a realization event in a particular quarter, it may have a significant impact on our results for that particular quarter, which may not be replicated in subsequent quarters. A decline in realized or unrealized gains, or an increase in realized or unrealized losses, would adversely affect our revenue and possibly cash flow, which could further increase the volatility of our quarterly results.

Use of Leverage

We may use borrowings to finance our business operations or otherwise to assist in certain of our investments. Borrowing exposes us to the typical risks associated with the use of leverage. For us to utilize leverage, we are dependent on financial institutions or investors extending credit to us on terms that are reasonable to us. There is no guarantee that such institutions will extend credit to us or renew any existing credit agreements we may have with them, or that we will be able to refinance outstanding notes when they mature. As borrowings under any indebtedness we incur mature, we may be required either to refinance them by entering into a new facility, which could result in higher borrowing costs, or issuing equity, which would dilute existing stockholders. We could also repay our borrowings by using cash on hand, cash provided by our continuing operations, or cash from the sale of our assets. We could have difficulty entering into new facilities or issuing equity in the future on attractive terms, or at all. These risks are exacerbated by our use of leverage to finance investments.

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Limited Liability

Our Certificate of Incorporation and Bylaws generally provide that the liability of our officers and directors will be eliminated to the fullest extent allowed under law for their acts on behalf of our Company.

Uncertain Government Regulation

Our asset management business will be subject to extensive regulation. As a result of the prior financial crisis and highly publicized financial scandals, investors have exhibited concerns over the integrity of the United States financial markets and the regulatory environment in which we operate in the United States. There has been an active debate over the appropriate extent of regulation and oversight of private investment funds and their managers. In addition, we may be adversely affected as a result of new or revised legislation or regulations imposed by the Commission or other United States governmental regulatory authorities or self-regulatory organizations that supervise the financial markets. We also may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and self-regulatory organizations.

Competition

A number of our existing or potential competitors may have substantially greater financial, technical, and marketing resources, larger investor bases, greater name recognition, and more established relationships with their investors, and more established sources of deal flow and investment opportunities than we do. This may enable our competitors to: develop and expand their services and develop infrastructure more quickly and achieve greater scale and cost efficiencies; adapt more quickly to new or emerging markets and opportunities, strategies, techniques, technologies, and changing investor needs; take advantage of acquisitions and other market opportunities more readily; establish operations in new markets more rapidly; devote greater resources to the marketing and sale of their products and services; adopt more aggressive pricing policies; and provide clients with additional benefits at lower overall costs in order to gain market share. If our competitive advantages are not compelling or sustainable and we are not able to effectively compete with larger competitors, then we may not be able to increase or sustain cash flow.

Economic Conditions

Our business will be materially affected by conditions in the financial markets and economic conditions or events in the United States and throughout the world that are outside our control, including, without limitation, changes in interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws (including laws relating to taxation), trade barriers, commodity prices, currency exchange rates, and controls and national and international political circumstances (including wars, terrorist acts, or security operations). These factors may affect the level and volatility of securities prices and the liquidity and the value of investments, and we may not be able to or may choose not to manage our exposure to these market conditions and/or other events. In the event of a market downturn, our businesses could be adversely affected in different ways.

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Any of our investments may be affected by reduced opportunities to exit and realize value from their investments, by lower than expected returns on investments made prior to the deterioration of the credit markets, and because we may not be able to find suitable investments for the funds to effectively deploy capital, which could adversely affect our ability to raise new funds. During periods of difficult market conditions or slowdowns, which affect one or more industries, sectors, or geographies, portfolio companies in which we have invested may experience adverse operating performance, decreased revenues, financial losses, difficulty in obtaining access to financing, and increased funding costs.

Negative financial results in portfolio companies may result in lower investment returns. To the extent the operating performance of those portfolio companies, as well as valuation multiples, do not improve or other portfolio companies experience adverse operating performance, we may sell those assets at values that are less than we projected or even a loss, thereby significantly affecting our performance and consequently our operating results and cash flow.

During periods of economic weakness, our portfolio companies may also have difficulty expanding their businesses and operations or meeting their debt service obligations or other expenses as they become due, including expenses payable to us. Furthermore, such negative market conditions could potentially result in a portfolio company entering bankruptcy proceedings, thereby potentially resulting in a complete loss of our investment in such portfolio company and a significant negative impact to our performance and consequently our operating results and cash flow, as well as to our reputation. In addition, negative market conditions would also increase the risk of default with respect to our investments that have significant debt investments. We are unable to predict whether and to what extent economic and market conditions will improve. Even if such conditions do improve broadly and significantly over the long term, adverse conditions and/or other events in particular sectors may cause our performance to suffer further.

Our operating performance may also be adversely affected by our fixed costs and other expenses and the possibility that we would be unable to scale back other costs within a time frame sufficient to match any decreases in revenue relating to changes in market and economic conditions. In order to reduce expenses in the face of a difficult economic environment, we may need to cut back or eliminate the use of certain services or service providers, or terminate the employment of our personnel that, in each case, could be important to our business and without which our operating results could be adversely affected.

Implications of Being an Emerging Growth Company

As a company with less than $2.0 billion in revenue during its last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

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-	a requirement to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis included in an initial public offering registration statement;
-	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;
-	an exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting;
-	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;
-	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and
-	reduced disclosure about our executive compensation arrangements.

An emerging growth company is also exempt from Section 404(b) of the Sarbanes Oxley Act, which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Exchange Act which require stockholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

-	the first fiscal year following the fifth anniversary of the filing of this Form 10;
-	the first fiscal year after our annual gross revenues are $2 billion or more;
-	the date on which we have, during the previous three-year period, issued more than $2 billion in non-convertible debt securities; or
-	as of the end of any fiscal year in which the market value of our Common Stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

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Private Investment Fund Risks

We anticipate not being subject to certain requirements of the Investment Company Act or to qualify for an exemption to certain reporting requirements of the Investment Company Act. We can make no assurances, however, that we will be successful in doing so. The legal, tax, and regulatory environment worldwide for private investment funds and their controlling individuals is evolving. Changes in the regulation of private investment funds, their managers, and their trading and investing activities may have a material adverse effect on the ability of our Company to pursue its investment program and the value of investments held by our Company. There has been an increase in scrutiny of the private investment fund industry by governmental agencies and self-regulatory organizations. New laws and regulations or actions taken by regulators that could restrict the ability of our Company to pursue its investment program or employ brokers and other counterparties could have a material adverse effect on our ability to effectuate our business plan.

Moreover, the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was enacted in July 2010. The Dodd-Frank Act has resulted in extensive rulemaking and regulatory changes that affect private fund managers, the funds that they manage, and the financial industry as a whole. Under the Dodd-Frank Act, the CFTC and the Commission have mandated (and will mandate) new recordkeeping, reporting, central clearing, and mandatory trading on electronic facilities requirements for investment advisers, which add costs to the legal, operational, and compliance obligations of our Company and increase the amount of time that we spend on non-investment-related activities. The Dodd-Frank Act affects a broad range of market participants with whom we seek to interact, including banks, non-bank financial institutions, rating agencies, mortgage brokers, credit unions, insurance companies, payday lenders, and broker dealers, and may change the way in which we conduct business. It may take years to understand the impact of the Dodd-Frank Act on the financial industry as a whole, and therefore, the continued uncertainty may make markets more volatile and make it difficult for our Company to effectuate our investment strategy.

Absence of Regulatory Oversight

We do not anticipate being registered as an investment company under the Investment Company Act, and, therefore, will not be required to adhere to the restrictions and requirements under the Investment Company Act. Accordingly, the provisions of the Investment Company Act (which, among other things, require investment companies to have a majority of disinterested directors, require securities to be held in custody by a bank or broker in accordance with rules requiring the segregation of securities, prohibit the investment companies from engaging in certain transactions with its affiliates and regulate the relationship between advisers and investment companies) are not applicable. No assurance can be given that the Fund will not be deemed an “investment company” for purposes of the Investment Company Act and required to register as such thereunder, in which event our Company and our principals could be subject to legal actions by regulatory authorities and others and could be forced to terminate our Company’s existence.

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If we are obligated to register as an investment company under the Investment Company Act, our Company would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things, compliance with reporting, record keeping, voting, proxy disclosure, and other rules and regulations that would significantly increase our operating expenses. Moreover, if we are obligated to register as an investment company but fail to do so in the future, our Company could be prohibited from engaging in its business and potential criminal and civil actions could be brought against our Company and our principals. In addition, our contracts could be unenforceable unless a court required enforcement and a court could appoint a receiver to take control of our Company and liquidate its business. We have obtained no formal determination from the Commission as to the status of our Company under the Investment Company Act and, consequently, any violation of the Investment Company Act would subject our Company to material adverse consequences.

Risks Related to the Market for our Stock

The OTC and share value

We will apply to have our Common Stock traded over the counter, which may deprive stockholders of the full value of their shares. Our stock is quoted via the Over-The-Counter (“OTC”). Therefore, our Common Stock is expected to have fewer market makers, lower trading volumes, and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for our Common Stock.

Low market price

A low market price would severely limit the potential market for our Common Stock. Our Common Stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain Commission rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our Common Stock.

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Lack of market and state blue sky laws

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws. The holders of our shares of Common Stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the Over-The (“OTCBB”), investors should consider any secondary market for our securities to be a limited one. We intend to seek coverage and publication of information regarding our Company in an accepted publication which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont, and Wisconsin.

Accordingly, our shares of Common Stock should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Penny stock regulations

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our Common Stock. The Commission has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our Common Stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

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We do not anticipate that our Common Stock will qualify for exemption from the Penny Stock Rule. In any event, even if our Common Stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest.

Rule 144 Risks

Sales of our Common Stock under Rule 144 could reduce the price of our stock. There are 60,800,392 issued and outstanding shares of our Common Stock held by affiliates that Rule 144 of the Securities Act defines as restricted securities.

These shares will be subject to the resale restrictions of Rule 144, should we hereinafter cease being deemed a “shell company”. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than 1.0% of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of Common Stock under Rule 144 could reduce prevailing market prices for our securities.

No audit or compensation committee

Because we do not have an audit or compensation committee, stockholders will have to rely on our entire Board of Directors, none of which are independent, to perform these functions. We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole. No members of our Board of Directors are independent directors. Thus, there is a potential conflict in that Board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Security laws exposure

We are subject to compliance with securities laws, which exposes us to potential liabilities, including potential rescission rights. We may offer to sell our shares of our Common Stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which we have relied, we may become subject to significant fines and penalties imposed by the Commission and state securities agencies.

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No cash dividends

Because we do not intend to pay any cash dividends on our Common Stock, our stockholders will not be able to receive a return on their shares unless they sell them. We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on shares of our Common Stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares of our Common Stock when desired.

Delayed adoption of accounting standards

We have delayed the adoption of certain accounting standards through an opt-in right for emerging growth companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

ITEM 2.	FINANCIAL INFORMATION.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with the Financial Statements of our Company and notes thereto included elsewhere in this Form 10.

Forward Looking Statements

The following information specifies certain forward-looking statements of the management of our Company. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information statement have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

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The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. We cannot guaranty that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements. Such forward-looking statements include statements regarding our anticipated financial and operating results, our liquidity, goals, and plans.

All forward-looking statements in this Form 10 are based on information available to us as of the date of this report, and we assume no obligation to update any forward-looking statements.

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Overview

We are an investment company, specializing in asset management and investment banking/advisory services. We believe that we are uniquely positioned to drive outsized returns with access to proprietary private market investment opportunities, while minimizing risk by diversifying our portfolio with investments across additional asset classes. Our initial strategy is to provide investment banking services and/or upfront capital to investments that fit our criteria, which includes: (a) early stage and seed companies; (b) developing technologies; and (c) cash flow oriented asset classes that preserve principal and also supplement our focus on growth. We believe that the experience of our management team and members of our Board of Directors, in addition to our external advisory arrangement with ABS, will be key to deal evaluation and implementation. Overall, due diligence, diversification, and risk management are the key tenets and foundation of our approach and we will seek to achieve compelling risk-adjusted returns. Our Company has not yet adopted a code of ethics.

Liquidity and Capital Resources

At June 30, 2018 we had $533,945 in current assets compared to $132,921 at December 31, 2017. Current liabilities at June 30, 2018 totaled $2,857 compared to $3,540 at December 31, 2017.

We have no revenues as of the date of this Form 10, and no substantial revenues are anticipated until we have implemented our full plan of operations. To implement our strategy to grow and expand per our business plan, we intend to generate working capital via a private placement of equity or debt securities, or secure a loan. If we are unsuccessful in raising capital, we could be required to cease business operations and investors would lose all of their investment.

We have no agreements or commitments for any of the above-listed financing options, and we have no material commitments for the next twelve months. We will however require additional capital to meet our liquidity needs.

Additionally, we will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. Our management will have to spend additional time on policies and procedures to make sure our Company is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act. This additional corporate governance time required of management could limit the amount of time management has to implement our business plan and may impede the speed of our operations.

Results of Operations

We generated revenue of $0 for the six months ended June 30, 2018 and $0 for the years ended December 31, 2016 and 2017. For the period ended June 30, 2018 our expenses were $61,149 compared to $34,779 for the year ended December 31, 2017 and $0 for the year ended December 31, 2016. As a result, we have reported net loss of ($60,629) for the six months ended June 30, 2018 and ($34,715) for the year ended December 31, 2017 and $0 for the year ended December 31, 2016. Comprehensive loss was ($61,520) for the period ended June 30, 2018 and ($34,715) and $0 for the years ended December 31, 2017 and 2016.

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Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management’s estimates are based on historical experience, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management. These estimates are based on management’s historical industry experience and not our Company’s historical experience.

Cash Equivalents

We consider all highly liquid short-term investments with maturities of less than three months when acquired to be cash equivalents.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by such assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the discounted expected future net cash flows from the assets.

Loss Per Common Share

Basic net loss per share is calculated by dividing the net loss by the weighted – average number of common shares outstanding for the period, without consideration for Common Stock equivalents.

Employees

We currently have only two employees, all of whom are officers and directors. We have only one Employment Agreement, with Molly M. Iarocci. We anticipate hiring additional employees in the next twelve months. We anticipate hiring necessary personnel based on an as needed basis only on a per contract basis to be compensated directly from revenues.

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Off-Balance Sheet Arrangements

During the year ended December 31, 2017, we did not engage in any off balance sheet arrangements as defined in item 303(a)(4) of the Commission’s Regulation S-K.

ITEM 3.	PROPERTIES.

Our mailing address is 8217 East Spanish Boot Road, Carefree, Arizona 85377-5408. Our phone number is (480) 575-6555.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth, as of August 1, 2018, certain information concerning the beneficial ownership of our Common Stock by: (i) each stockholder known by us to own beneficially 10.0% or more of our outstanding Common Stock; (ii) each director; (iii) each named executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership:

Name	Number of Shares of Common Stock	Percentage
Du Lac Capital Assets, Inc.	58,800,392	87.5%
IBJG, LLC (Iarocci)	850,000	1.3%
Wedbush Sec. Ctdn IRA Iarocci	1,150,000	1.7%

All executive officers, directors, and beneficial ownership thereof as a group [*]	61,450,392	91.4%

* The figures above do not include reference to the following: (a) Anthony J. Iarocci, Jr., is currently the holder of a Restricted Stock Purchase Agreement, whereby he is entitled to purchase up to 250,000 shares of our Common Stock at a price of $0.11 per share, subject to certain vesting requirements; (b) Michael J. Schnaus is currently the holder of a Restricted Stock Purchase Agreement, whereby he is entitled to purchase up to 250,000 shares of our Common Stock at a price of $0.11 per share, subject to certain vesting requirements; (c) Molly M. Iarocci is currently the holder of a Restricted Stock Purchase Agreement, whereby she is entitled to purchase up to 250,000 shares of our Common Stock at a price of $0.11 per share, subject to certain vesting requirements; and (d) Molly M. Iarocci is currently the holder of a Restricted Stock Purchase Agreement, whereby she is entitled to purchase up to 750,000 shares of our Common Stock at a price of $0.00448976 per share, subject to certain vesting requirements. Not all shares under such Restricted Stock Purchase Agreements have fully vested and no such shares have been issued. See Restricted Stock Purchase Agreements attached hereto as exhibits 10.3-10.6).

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There are currently a total of 13 stockholders in our Company.

Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 67,200,392 shares of common stock outstanding as of August 1, 2018.

The mailing address of the stockholders reference in the chart above is 8217 East Spanish Boot Road, Carefree, Arizona 85377-5408.

ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS.

Our directors and executive officers and additional information concerning them are as follows:

Name	Age	Position
Anthony J. Iarocci, Jr.	65	President, Chief Executive Officer, and Member of Board of Directors
Michael J. Schnaus	65	Member of Board of Directors

Molly M. Iarocci	33	Vice President – Investment Analytics

Anthony J. Iarocci.

Mr. Iarocci is our President, Chief Executive Officer, and a member of our Board of Directors. Mr. Iarocci has been the President and a member of the Board of Directors of Du Lac since September 2012. Mr. Iarocci has worked in the securities industry as an investment advisor and an administrator for 38 years. He is the owner of i Investment Group, Inc. Mr. Iarocci has been an independent contractor of Wedbush Securities and registered as a securities representative with FINRA since December 2011. For the prior 30 years, Mr. Iarocci was a Vice President, then Senior Vice President and principal with Wedbush Securities. From 1978 to 1981, Mr. Iarocci was a registered representative for Dean Witter Reynolds (now Morgan Stanley) and became a Vice President, Investments during his tenure there. He graduated with a bachelor’s degree in government from the University of Notre Dame. Mr. Iarocci completed his education with an MBA from the University of Chicago with a concentration in finance.

Michael J. Schnaus.

Mr. Schnaus is a member of our Board of Directors. Michael J. Schnaus is an independent consultant providing advisory services in mergers and acquisitions, joint ventures, and strategic alliances. Previously, Mr. Schnaus was the Senior Vice President of Corporate Development at Entrust Datacard Corporation until September 2016. Mr. Schnaus had been an executive with the company since 1997 and was responsible for mergers and acquisitions, joint ventures, and strategic alliances with outside companies on a global basis. Mr. Schnaus has over 33 years of experience in corporate development and finance, including with Alliant Techsystems (formerly Honeywell) from 1991 to 1997, and other publicly held companies in Los Angeles and Phoenix. Mr. Schnaus currently is a member of the Board of Directors of Du Lac. Previously, Mr. Schnaus served on the Board of Directors of other private companies in the United States, the United Kingdom, and Australia. Mr. Schnaus earned a bachelor’s degree in accounting from the University of Notre Dame and an MBA from UCLA with concentrations in accounting and finance.

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Molly M. Iarocci.

Ms. Iarocci is our Vice President – Investment Analytics. Ms. Iarocci spent five years with Stifel Nicolaus as an equity research associate analyst covering consumer discretionary brands and retailers. Ms. Iarocci’s experience included public and private company financial modeling and valuation, participation in and development of proprietary research, IPO advisory, and frequent communication and interaction with executive management teams and institutional clients. Ms. Iarocci holds her Series 7, 86, and 87 licenses with FINRA. Ms. Iarocci earned a BBA in Management, Entrepreneurship from the University of Notre Dame, an MBA from the University of Notre Dame with a concentration in investments and corporate finance, and a Masters of Science in Business Analytics from Arizona State University.

ITEM 6.	EXECUTIVE COMPENSATION.

The following table sets forth certain information concerning the annual and long-term compensation of our Chief Executive Officer and our other executive officers for the last two fiscal years.

			(a)	(b)	(c)
				Option	All Other	Total
Name and Principal Position	Year	Salary*	Bonus	Awards	Compensation	Compensation
Anthony J. Iarocci, Jr., President, CEO, CFO, Sec., Treas., Dir.	2017 2018	$0 0	$0 0	$0 0	$0 0	$0 0
Molly M. Iarocci, VP	2017 2018	$25,000 35,000	$0 0	$0 0	$0 0	$25,000 35,000

As of the date of this Form 10, we are not paying, and do not plan on paying in the near future, any cash compensation to Mr. Iarocci or Mr. Schnaus for serving as members of our Board of Directors. We have issued to Mr. Iarocci and Mr. Schnaus, however, Restricted Stock Purchase Agreements, which entitle such individuals the right to purchase up to an aggregate amount of 500,000 shares of our Common Stock (250,000 shares each) at a price equal to $0.11 per share, subject to certain vesting and other terms of such Restricted Stock Purchase Agreements. Additionally, we have issued to Ms. Iarocci two separate Restricted Stock Purchase Agreements, which entitle Ms. Iarocci the right to purchase up to 750,000 shares of our Common Stock at a price of $0.00448976 per share and 250,000 shares of our Common Stock at a price of $0.11 per share, subject to certain vesting and other terms. Additionally, our directors and executive officers will be reimbursed for their out-of-pocket costs in attending meetings of our Board of Directors.

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We do not have an audit or compensation committee comprised of independent directors as our Company qualifies for an exemption from these requirements. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Director Independence

We are not currently listed on any national securities exchange that has a requirement that our Board of Directors be independent. At this time, we do not have an “independent director” as that term is defined under the rules of the NASDAQ Capital Market.

Our officers and directors are also officers and directors of Apex 11 Inc. a blank check company. They became officers and directors after the company became delinquent in its filings and had its 1934 Act registration terminated. The company is in the process of completing and filing a Form 10 to become fully reporting and current.

ITEM 8.	LEGAL PROCEEDINGS.

None.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

a. Market information.

Our Company does not currently trade on any exchange. We plan to apply to trade on the Over the Counter Market (“OTC Market”). To have our securities quoted on the over-the-counter venture market (“OTCQB”) we must: (1) be a company that reports its current financial information to the Commission, banking regulators, or insurance regulators; and (2) have at least one market maker who completes and files a Form 211 with FINRA. The OTC Market differs substantially from national and regional stock exchanges because it: (a) operates through communication of bids, offers, and confirmations between broker-dealers, rather than one centralized market or exchange; and (b) securities admitted to quotation are offered by one or more broker-dealers rather than “specialists” which operate in stock exchanges.

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b. Holders.

As of August 1, 2018, there are 13 holders of our Common Stock.

c. Dividends.

We have not issued any dividends, and have no plans of paying cash dividends in the future.

d. Securities authorized for issuance under equity compensation plans.

We have issued to Mr. Iarocci and Mr. Schnaus, however, Restricted Stock Purchase Agreements, which entitle such individuals the right to purchase up to an aggregate amount of 500,000 shares of our Common Stock (250,000 shares each) at a price equal to $0.11 per share, subject to certain vesting and other terms of such Restricted Stock Purchase Agreements. Additionally, we have issued to Ms. Iarocci two separate Restricted Stock Purchase Agreements, which entitle Ms. Iarocci the right to purchase up to 750,000 shares of our Common Stock at a price of $0.00448976 per share and 250,000 shares of our Common Stock at a price of $0.11 per share, subject to certain vesting and other terms.

As of the date of this Form 10, we have implemented an equity incentive plan which allows our Company to issue up to 4,750,000 shares of our Common Stock to certain employees, directors, advisors, independent contractors, and other persons who provide valuable services to our Company.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES.

Additionally, we sold a total of 49,000,392 shares of our Common Stock to Du Lac Capital Assets, Inc. in the last two years in four separate private offerings as described below:

17,150,137 on April 19, 2017 for $0.0040816 per share

19,600,157 on August 8, 2017 for $0.0040816 per share

12,250,098 on October 17, 2017 for $0.0040816 per share

We also sold 2,200,000 shares of our Common Stock to certain other investors, which sales were exempt under Regulation D Rule 506(b) promulgated under the Securities Act. All the sales were at $0.0040816 per share.

500,000 on August 1, 2017

500,000 on August 5, 2017

200,000 on September 14, 2017

500,000 on September 19, 2017

500,000 on September 24, 2017

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Additionally, we sold 6,000,000 shares of our Common Stock in the last two years for a total of $600,000 which sales were exempt under Regulation D Rule 506(b) promulgated under the Securities Act. All the sales were at $0.10 per share.

650,000 on March 17, 2018

350,000 on April 1, 2018

1,000,000 on April 2, 2018

500,000 on April 20, 2018

3,500,000 on May 15, 2018

ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Common Stock

We are authorized to issue 160,000,000 shares of Common Stock at a par value of $0.0001 per share. Each holder of Common Stock shall be entitled to one vote per share.

As of August 1, 2018, there are 67,200,392 shares of Common Stock issued and outstanding.

Preferred Stock

We are authorized to issue 10,000,000 shares of Preferred Stock at a par value of $0.0001 per share. The terms of the Preferred Stock shall be set forth by our Board of Directors at the time of issuance.

ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Certificate of Incorporation and Bylaws provide for the indemnification of present or former directors or officers to the fullest extent permitted by Delaware law, against all expense, liability, and loss reasonably incurred or suffered by such officers or directors in connection with any action against such officers or directors. Currently we do not maintain director and officer liability insurance.

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ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

DCA ASSET MANAGEMENT, INC.

Consolidated Financial Statements

For The Years Ended December 31, 2017 and 2016

F-1

DCA ASSET MANAGEMENT, INC.

CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

F-2

PBTK
PIERCY BOWLER
TAYLOR & KERN
Certified Public Accountants
Business Advisors

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
APEX 11, Inc.
Carefree, Arizona

Opinion on the Financial Statements. We have audited the accompanying balance sheets of the APEX 11, Inc. (the Company) as of December 31, 2017 and 2016, and the related statements of operations, stockholders' equity deficiency and cash flows, for each of the two years in the period ended December 31, 2017, and the notes to the financial statements (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States (U.S.).

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses since inception and has a deficit in equity that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

/s/ Piercy Bowler Taylor & Kern
Certified Public Accountants

We have served as the Company's auditor since 2016
Las Vegas, Nevada
November 29, 2018

6100 Elton Avenue, Ste. 1000 • Las Vegas, Nevada 89107 • 702-384-1120 • fax 702-870-2474 • pbtk.com

F-3

DCA ASSET MANAGEMENT, INC.

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2017 AND 2016

	2017	2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$126,671		$—
Prepaid expense	6,250		—
	132,921		—
INTANGIBLE ASSET	45,000		—
	$177,921		$—

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$486	$
Accrued expenses	3,054
	3,540		—

Stockholders' EQUITY
Preferred stock; $.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—		—
Common stock; $.0001 par value; 100,000,000 shares authorized; 61,200,392 and 10,000,000 issued and outstanding	6,120		1,000
Additional paid-in capital	220,286		16,310
Accumulated deficit	(52,025)		(17,310)
	174,381		—
Total Liabilities and Stockholders' Equity	$177,921		$—

 See notes to the consolidated financial statements.

F-4

DCA ASSET MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016

OPERATING EXPENSES
General and administrative	$34,779	$—

LOSS FROM OPERATIONS	(34,779)	—

INTEREST INCOME	64	—

NET LOSS	$(34,715)	$—

Basic and diluted loss per common share	$(0.00)	$(0.00)

Basic and diluted weighted average common shares outstanding	31,360,440	10,000,000

See notes to the consolidated financial statements.

F-5

DCA ASSET MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balances, JANUARY 1, 2016	10,000,000	$1,000	$8,095	$(17,310)	$(8,215)
Conversion of related party payable	—	—	8,215	—	8,215

Balances, December 31, 2016	10,000,000	1,000	16,310	(17,310)	—
Net loss	—	—	—	(34,715)	(34,715)
Stock purchase right compensation	—	—	116	—	116
Issuance of common stock	51,200,392	5,120	203,860	—	208,980

Balances, December 31, 2017	61,200,392	$6,120	$220,286	$(52,025)	$174,381

See notes to the consolidated financial statements.

F-6

DCA ASSET MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016
OPERATING ACTIVITIES
Net loss	$(34,715)	$—
Adjustments to reconcile net loss to net cash used in operating activities:
Stock purchase right compensation	116	—
Changes in operating assets and liabilities:
Prepaid expenses	(6,250)	—
Accounts payable	486
Accrued expenses	3,054	—
Net cash used in operating activities	(37,309)	—
INVESTING ACTIVITIES
Purchase of intangible asset	(45,000)	—

FINANCING ACTIVITIES
Proceeds from issuance of common stock	208,980	—

NET CHANGE IN CASH AND CASH EQUIVALENTS	126,671	—
CASH AND CASH EQUIVALENTS, Beginning of year	—	—
CASH AND CASH EQUIVALENTS, End of year	$126,671	$—

SUPPLEMENTARY CASH FLOW INFORMATION
Conversion of related party payable to paid-in-capital	$—	$8,215

See notes to the consolidated financial statements

F-7

DCA ASSET MANAGEMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2017 AND 2016

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization — Apex 9, Inc. was incorporated under the laws of the State of Delaware on May 20, 2013 and specializes in asset management and investment banking and advisory services. On April 10, 2017, the name of the company was changed to DCA Asset Management, Inc. (DCA).

In October 2017, DCA acquired a 98.0% ownership interest in Apex 11, Inc. which has been inactive since its inception. DCA intends to market Apex 11, Inc. as a vehicle to effect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business.

Principles of Consolidation — The consolidated financial statements include the accounts of DCA for the year ended December 31, 2017 and the accounts of Apex 11, Inc. for the period from October 16, 2017 (date of acquisition) to December 31, 2017 (the Company). All material intercompany accounts and transactions have been eliminated. The minority interest in Apex 11, Inc. is considered by management to be trivial and accordingly a non-controlling interest is not recorded in the accompanying consolidated financial statements.

Cash Equivalents — For purposes of the statements of cash flows, the Company defines cash equivalents as all cash on hand, demand deposits and money market investment accounts.

Intangible Asset — The intangible asset represents the excess of the amount paid to purchase the interest in Apex 11, Inc. over the book value of the entity. Apex 11, Inc. is a public shell company with no assets or liabilities at the date of purchase. The intangible asset is not amortized and is tested for impairment annually (or more frequently if circumstances indicate potential impairment). To perform this test, the fair value of the company is compared to the carrying value of the company. The fair value of the company is estimated using the recent purchase price and current market conditions for similar entities. Management does not believe that the intangible asset is impaired as of December 31, 2017.

Earnings (Loss) Per Share — Basic earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per common share is computed by dividing income available to common shareholders by the weighted-average number of shares of common stock outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if potentially dilutive securities had been issued. There were no potentially dilutive securities outstanding during the periods presented.

Income Taxes — The Company accounts for income taxes (Note 5) using the asset and liability method and recognizes the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between financial statement carrying amounts and the tax bases of existing assets and liabilities.

F-8

The Company accounts for any uncertainty in income taxes by recognizing the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.

The application of income tax law is inherently complex. Laws and regulations in this area are voluminous and are often ambiguous. As such, the Company is required to make subjective assumptions and judgments regarding income tax exposures. Interpretations of and guidance surrounding income tax law and regulations change over time and may result in changes to the Company's subjective assumptions and judgments which can materially affect amounts recognized in the financial statements. The Company believes that it does not have any uncertain tax positions that are material to the financial statements.

Tax years that remain subject to examination include 2013 through the current period.

Use of Estimates — Timely preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent Events — The Company has evaluated subsequent events for recognition or disclosure through the date of the Independent Auditors' Report, which is the date the financial statements were available for issuance.

2.       STOCKHOLDERS' EQUITY

During 2016, the majority stockholder of Apex 9, Inc. elected to convert a receivable from the Company into equity (additional paid-in capital). Concurrently with this transaction, the stockholder sold all common stock then owned in the Company resulting in a change in control.

On July 1, 2017, the Company entered into a restricted stock purchase agreement with a related party which gives the holder the right to acquire up to 750,000 shares of common stock at $.00448976 per share. The right vests over time and terminates in July 2020. At December 31, 2017, rights to purchase 178,571 shares have vested and the remaining 571,429 shares vest quarterly through July 2020. During the year ended December 31, 2017 $116 of share based compensation expense has been recognized within operating expenses.

F-9

3.       INCOME TAXES

Significant components of the Company's deferred income tax assets and liabilities are as follows at December 31:

	2017	2016

Deferred income tax asset – net operating loss carryforward	$13,474	$3,445
Valuation allowance	(13,474)	(3,445)

Net deferred income tax asset	$—	$—

A valuation allowance has been recorded reducing the net deferred tax asset to zero because of uncertainty as to the ultimate utilization of the net operating losses to which it relates. The valuation allowance increased by $10,029 in 2017 and did not change in 2016.

The deferred income tax asset and the valuation allowance each increased by approximately $3,100 during 2017 due to a change in statutory tax rates enacted by the Tax Cuts and Jobs Act.

At December 31, 2017, the Company had approximately $51,900 of net operating loss carryforwards available to offset future taxable income, which begin to expire in 2033.

F-10

DCA ASSET MANAGEMENT, INC.

Consolidated Financial Statements

For The Six Months Ended June 30, 2018 and 2017

F-11

DCA ASSET MANAGEMENT, INC.

CONSOLIDATED FINANCIAL STATEMENTS

F-12

DCA ASSET MANAGEMENT, INC.

CONSOLIDATED BALANCE SHEETS
JUNE 30, 2018 (UNAUDITED) AND DECEMBER 31, 2017

	June 30,	December 31,
	2018	2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$533,945	$126,671
Prepaid expense		6,250
	533,945	132,921
INVESTMENT IN MARKETABLE SECURITIES	119,169
OTHER INVESTMENTS	25,800
INTANGIBLE ASSET	45,000	45,000
	$723,914	$177,921

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Accrued expenses	$2,857	$3,540

Stockholder’s EQUITY
Preferred stock; $.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Common stock; $.0001 par value; 100,000,000 shares authorized; 67,200,392 and 61,200,392 issued and outstanding	6,720	6,120
Additional paid-in capital	827,882	220,286
Accumulated other comprehensive loss	(891)
Accumulated deficit	(112,654)	(52,025)
	721,057	174,381
	$723,914	$177,921

See notes to the consolidated financial statements.

F-13

DCA ASSET MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHs ENDED June 30, 2018 and 2017 (UNAUDITED)

	2018	2017
OPERATING EXPENSES	$61,149	$3,824
LOSS FROM OPERATIONS	(61,149)	(3,824)
INTEREST INCOME	520	9
NET LOSS	$(60,629)	$(3,815)
OTHER COMPREHENSIVE LOSS
Unrealized loss on investments	(891)
COMPREHENSIVE LOSS	$(61,520)	$(3,815)
Basic and diluted loss per common share	$(0.00)	$(0.00)
Basic weighted-average common
shares outstanding	62,668,524	16,407,743
Diluted weighted-average common
shares outstanding	63,168,524	16,407,743

 See notes to the consolidated financial statements

F-14

DCA ASSET MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S equity
FOR THE six months ENDED June 30, 2018 and 2017 (UNAUDITED)

				Accumulated
			Additional	Other
	Common Stock		Paid-in	Comprehensive	Accumulated
	Shares	Amount	Capital	Loss	Deficit	Total

BALANCES, JANUARY 1, 2018	61,200,392	$6,120	$220,286	$—	$(52,025)	$174,381
Issuance of common stock	6,000,000	600	599,400	—	—	600,000
Stock purchase right compensation	—	—	8,196	—	—	8,196
Net loss	—	—	—	—	(60,629)	(60,629)
Unrealized loss on investments	—	—	—	(891)	—	(891)
BALANCES, JUNE 30, 2018	67,200,392	$6,720	$827,882	$(891)	$(112,654)	$721,057

BALANCES, JANUARY 31, 2017	10,000,000	$1,000	$16,310	$—	$(17,310)	$—
Issuance of common stock	17,150,137	1,715	68,285	—	—	70,000
Net loss	—	—	—	—	(3,815)	(3,815)
BALANCES, JUNE 30, 2017	27,150,137	$2,715	$84,595	$—	$(21,125)	$66,185

See notes to the consolidated financial statements

F-15

DCA ASSET MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHs ENDED JUNE 30, 2018 AND 2017 (UNAUDITED)

	2018	2017
OPERATING ACTIVITIES
Net loss	$(60,629)	$(3,815)
Adjustments to reconcile net loss to net cash
used in operating activities:
Stock purchase right compensation	8,196
Changes in operating assets and liabilities:
Prepaid expense	6,250	(13,750)
Accrued expenses	(683)	—
Net cash used in operating activities	(46,866)	(17,565)
INVESTING ACTIVITIES
Purchase of investments	(25,800)	—
Purchase of investments in marketable securities	(120,060)	—
Net cash used in investing activities	(145,860)	—
FINANCING ACTIVITIES
Cash provided by financing activities —
Proceeds from issuance of common stock	600,000	70,000
INCREASE IN CASH	407,274	52,435
CASH, Beginning of period	126,671	—
CASH, End of period	$533,945	$52,435

See notes to the consolidated financial statements

F-16

DCA ASSET MANAGEMENT, INC.

SIX-MONTH PERIODS ENDED JUNE 30, 2018 AND 2017

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization — Apex 9, Inc. was incorporated under the laws of the State of Delaware on May 20, 2013 and specializes in asset management and investment banking and advisory services. On April 10, 2017, the name of the company was changed to DCA Asset Management, Inc. (DCA)

In October 2017, DCA acquired a 98.0% ownership interest in Apex 11, Inc., which has been inactive since inception. DCA intends to market Apex 11, Inc. as a vehicle to effect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business.

Principles of Consolidation — The consolidated financial statements include the accounts of DCA for the six months ended June 30, 2018 and 2017 and the accounts of Apex 11, Inc. for the period from October 16, 2017 (date of acquisition) to June 30, 2018 (the Company). All material intercompany accounts and transactions have been eliminated. The minority interest in Apex 11, Inc. is considered by management to be trivial and accordingly a non-controlling interest is not recorded in the accompanying consolidated financial statements.

Basis of Presentation — The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s most recent Annual Financial Statements filed with the SEC.

In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal period, as reported in the Form 10-K, have been omitted.

Fair Value Measurements — The Company uses a framework pursuant to generally accepted accounting principles for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

F-17

Level 1: Unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

Level 2: Valuations determined using significant other observable inputs. Inputs to the valuation methodology include:

•	Quoted prices for similar assets or liabilities in active markets;
•	Quoted prices for identical or similar assets or liabilities in inactive markets;
•	Inputs other than quoted prices that are observable for the asset or liability;
•	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3: Valuations determined using significant unobservable inputs.

The investment's fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

The preceding method may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, although the Company believes its valuation method is appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

Investment in Marketable Securities — The Company accounts for its investment in marketable securities (Note 2) as available for sale, according to management's intent. Accordingly, the investments are reported at estimated fair value determined using quoted market prices from daily exchange traded markets based on the closing price as of the balance sheet date (Level 1 inputs, as defined above). Unrealized gains and losses are reported in other comprehensive income, and realized gains and losses (if any) are included in net income. Gains and losses on sales of securities are determined on the specific-identification method.

Declines in the fair value of individual available for sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. Any related write-downs are included in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

F-18

Investments — Investments in which the Company has less than a 20% interest (Note 4) are reported at historical cost. Dividends received from those companies are recorded as income.

Intangible Asset — The intangible asset represents the excess of the amount paid to purchase the interest in Apex 11 over the book value of the entity. The indefinite-life intangible asset is not amortized, but is tested for impairment annually (or more frequently if circumstances indicate potential impairment). To perform this test, the fair value of the company is compared to the carrying value of the asset. The fair value of the company is estimated using the recent purchase price and current market conditions for similar entities. Management does not believe that the intangible asset is impaired as of June 30, 2018.

Loss Per Share — Basic loss per common share is computed by dividing net loss available to common shareholders by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per common share is computed by dividing income available to common shareholders by the weighted-average number of shares of common stock outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if potentially dilutive securities had been issued.

Income Taxes — The Company accounts for income taxes (Note 5) using the asset and liability method and recognizes the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between financial statement carrying amounts and the tax bases of existing assets and liabilities.

The Company accounts for any uncertainty in income taxes by recognizing the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The application of income tax law is inherently complex. Laws and regulations in this area are voluminous and are often ambiguous. As such, the Company is required to make subjective assumptions and judgments regarding income tax exposures. Interpretations of and guidance surrounding income tax law and regulations change over time and may result in changes to the Company's subjective assumptions and judgments which can materially affect amounts recognized in the financial statements. The Company believes that it does not have any uncertain tax positions that are material to the financial statements.

Tax years that remain subject to examination include 2013 through the current period.

Use of Estimates — Timely preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-19

2.	INVESTMENT IN MARKETABLE SECURITIES

As of the balance sheet dates presented, the investment in marketable securities consists of the following:

		Gross	Gross
		Unrealized	Unrealized	Estimated
	Cost	Gains	Losses	Fair Value

Common stock	$9,740	$—	$(107)	$9,633
Mutual funds	110,320	—	(784)	109,536
Total	$120,060	$—	$(891)	$119,169

No other-than-temporary impairment has been recognized during the six months ended June 30, 2018.

3.	OTHER INVESTMENTS

At June 30, 2018, the Company has invested $10,200 to acquire a 1.2% ownership interest in IA my COI, LLC (the LLC). The LLC will terminate in March 2028 and any redemptions prior to that time require approval of the manager of the entity. The LLC does not have a readily determinable fair value.

At June 30, 2018, the Company has invested $15,600 to acquire a 1.3% ownership interest in IA Coolfire, LLC (Coolfire). Coolfire will terminate in June 2024 and any redemptions prior to that time require approval of the manager of the entity. Coolfire does not have a readily determinable fair value.

4.	STOCKHOLDERS' EQUITY

On July 1, 2017, the Company entered into a restricted stock purchase agreement with a related party which gives the holder the right to acquire up to 750,000 shares of common stock at $.00448976 per share. The right vests over time and terminates in July 2020. At June 30, 2018, rights to purchase 369,049 shares have vested and the remaining 380,951 shares vest quarterly through July 2020. During the six months ended December 31, 2017 and June 30, 2018, $117 and $348, respectively, of share based compensation expense has been recognized within operating expenses.

During 2018, the Company entered into restricted stock purchase agreements with two board members, which give the holders the right to acquire up to 500,000 shares of common stock at $0.11 per share. The rights vest over time and terminate in December 2023. At June 30, 2018, rights to purchase 100,000 shares have vested and the remaining 400,000 shares vest quarterly through July 2019. During the six months ended June 30, 2018, $7,848 of share-based compensation expense has been recognized within operating expenses.

F-20

5.	INCOME TAXES

Significant components of the Company's deferred income tax assets and liabilities are as follows:

	June 30,	December 31,
	2018	2017

Deferred income tax assets:
Net operating loss carryforward	$27,055	$13,474
Stock purchase right compensation	2,123
Total	29,178	13,474
Valuation allowance	(29,178)	(13,474)
Net deferred income tax asset	$—	$—

A valuation allowance has been recorded reducing the net deferred tax asset to zero because of uncertainty as to the ultimate utilization of the net operating losses and stock purchase right compensation to which it relates. The valuation allowance increased by $15,703 and $9,271 during the six months ended June 30, 2018 and December 31, 2017, respectively.

The deferred income tax asset and the valuation allowance each increased by approximately $3,100 during 2017 due to a change in statutory tax rates enacted by the Tax Cuts and Jobs Act.

At June 30, 2018, the Company had approximately $104,400 of net operating loss carryforwards available to offset future taxable income, which begin to expire in 2033.

F-21

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

We have not had a change in our independent registered public accounting firm during the last two fiscal years or through the date of this filing. We note that we have not had any disagreements with our current public accounting firm during the last two fiscal years or through the date of this filing on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the public accounting firm, would have caused our Company to make reference to the subject matter of the disagreement in connection with its report on the Company’s financial statements.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits Schedule

The following exhibits are filed with this Form 10:

Exhibit Number	Description of Exhibit
3.1	Certificate of Incorporation of the Registrant
3.2	Amended and Restated Certificate of Incorporation
3.3	Amended and Restated Bylaws of the Registrant
10.1	Employment Agreement
10.3	Molly M. Iarocci Restricted Stock Purchase Agreement
10.4	Anthony Iarocci Restricted Stock Purchase Agreement
10.5	Michael J. Schnaus Restricted Stock Purchase Agreement

30

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

DCA ASSET MANAGEMENT, INC.

By:	/s/ Anthony J. Iarocci, Jr.
Name:	Anthony J. Iarocci, Jr.
Title:	Chief Executive Officer and President
(Principal Executive, Financial and Accounting Officer) Board Member

By:	/s/ Michael J. Schnaus
Name:	Michael J. Schnaus
Board Member

31